UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 3, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

2529 Virginia Beach Blvd.
Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of common stockholders (the “Special Meeting”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) was held on November 3, 2021. The voting results for each of the proposals submitted to a vote of the stockholders at the Special Meeting are set forth below:

Proposal 1: Series A Amendment Proposal

The Company’s common stockholders approved the amendments to the terms of the Company’s Series A Preferred Stock as described under the section of the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 4, 2021 and first mailed to stockholders on or about October 4, 2021 (the “Proxy Statement”) titled “Proposal 1 — Series A Amendment Proposal”, and the voting results were as follows:

Votes For	Votes Against	Abstentions
6,006,968	357,217	40,968

Proposal 2: Series B Amendment Proposal

The Company’s common stockholders approved the amendments to the terms of the Company’s Series B Preferred Stock as described under the section of the Proxy Statement titled “Proposal 2 — Series B Amendment Proposal”, and the voting results were as follows:

Votes For	Votes Against	Abstentions
5,991,671	358,518	54,964

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Crystal Plum
	Name:	Crystal Plum
	Title:	Chief Financial Officer

Dated: November 3, 2021

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